UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, TN 37932

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 24, 2020.

(b)	At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one year at the Annual Meeting, consistent with the recommendation of the Company’s board of directors (the “Board”). There were 185,575,617 broker non-votes with respect to the proposal.

Name of Candidate	Number of Votes
	For	Withhold Authority
Bruce Horowitz	106,439,226	5,625,020
Jan Koe	103,881,785	8,182,461
John Lacey, III, M.D.	107,680,512	4,383,734
Ed Pershing, CPA	109,211,267	2,852,979
Dominic Rodrigues	108,746,354	3,317,892

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers at the Annual Meeting, consistent with the Board’s recommendation. There were 185,575,617 broker non-votes with respect to the proposal.

Number of Votes
For	97,691,674
Against	7,459,375
Abstention	6,913,197

Proposal 3. The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2020 at the Annual Meeting, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	286,543,623
Against	7,369,788
Abstention	3,726,452

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Bruce Horowitz
Bruce Horowitz
Chief Operating Officer (Principal Executive Officer)